Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of GWG Holdings, Inc. on Form S-1 (No. 333-220288) and on Form S-8 (No. 333-226974) of our report dated June 14, 2019, relating to the consolidated financial statements of The Beneficient Company Group, L.P. and its subsidiaries as of December 31, 2018 (Successor) and December 31, 2017 (Predecessor), and for the period from June 1, 2018 to December 31, 2018 (Successor), for the period from January 1, 2018 to May 31, 2018 (Predecessor), and for the year ended December 31, 2017 (Predecessor) (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the restatement of the consolidated financial statements for the period from January 1, 2018 to May 31, 2018 (Predecessor) and as of and for the year ended December 31, 2017 (Predecessor) for the correction of errors), appearing in this Current Report on Form 8-K/A of GWG Holdings, Inc.

/s/ Deloitte & Touche LLP

Dallas, Texas

August 5, 2019